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                                                                   EXHIBIT 10.28

April 13, 2005

Mr. Jean Rochette
1976 De l'Elan Street
Longueuil, Quebec   J4N 1N3

Dear Jean:

Following your conversation with Andre Heroux on March 21, we are confirming that as a result of restructuring and the elimination of your position, your employment with the MAAX Corporation will end on March 25, 2005.

Your employment termination will be subject to the modalities and conditions listed below, in compliance with your employment contract of August 27, 2004. The present letter and the document titled "Transaction and Discharge", after having been countersigned by you will become an irrevocable agreement between yourself and the MAAX Corporation.

EMPLOYMENT TERMINATION COMPENSATION

You will receive employment termination compensation in the gross amount of FIVE HUNDRED AND TWENTY-FIVE THOUSAND DOLLARS ($525,000). This amount is equivalent to your base salary for a period of fifty-two (52) weeks to which has been added the annual target performance bonus and includes all the amounts due to you in the form of compensation instead of notices pursuant to the Act respecting Labour Standards or any other pertinent federal or provincial law.

It might be possible to transfer all or part of your employment termination compensation to your RRSP without any source deductions and without affecting your annual RRSP space. We recommend that you consult with your financial adviser in order to discover the options open to you, if any exist. If you are entitled to do so and wish to transfer funds into your RRSP, please communicate the amount below.

I want to transfer the amount of FIFTEEN THOUSAND SIX HUNDRED AND THIRTY-ONE DOLLARS ($15,631) into an RRSP.

PERFORMANCE BONUS

In addition to the departure compensation, you will receive a normal performance bonus on the same basis as the other members of the executive committee for the 2005 fiscal year, once the financial statements have been approved by the MAAX Corporation Board of Directors. The said amount will be paid to you on or around May 9, 2005.

FRINGE BENEFITS

MAAX Corporation will continue to offer you life insurance as well medical (except for coverage abroad) and dental insurance, as well as life insurance for dependents (if applicable) based on the choices you made in the MAAX Corporation's Fringe Benefits Program, as long as you accept to continue paying your share of the premium amount. This coverage will be in effect as of the employment termination date to September 26, 2005 or until you find other employment, it being agreed that the first of these dates will be selected.

I want to keep my benefits and I accept to pay my share of the premium amount, if applicable. X
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I do not want to keep my fringe benefits after March 25, 2005. ______
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After this six-month (6) period, we can, if you want, make the arrangement in order to continue the insurance coverage, at your expense.

COMPANY CAR

MAAX Corporation will transfer to your name the company car currently in your possession. However, you will be responsible for the taxes and tax consequences of this transfer.

To make the arrangements to this effect, please contact Dave Turgeon.

ENTITLEMENT OF PENSION BENEFITS

You will stop acquiring an entitlement of pension benefits as of March 25, 2005 and the benefits acquired will be administered in compliance with the terms of the MAAX Corporation Retirement Plan.

VACATION COMPENSATION

Unused vacation credits accumulated up to March 25, 2005 will be paid to you at the next payroll cycle.

DEDUCTIONS AND WITHDRAWALS

The payments indicated above are subject to income tax and other deductions stipulated by federal and provincial laws as well as regular withdrawals; these deductions and withdrawals will be taken from these payments. As you requested, we will deduct 35% from the total amount of the compensation.

STOCK OPTION PLAN

The granting of your options will be made in accordance with the terms described in our Stock Option Agreement and once the financial results have been approved by the Board of Directors. As for the twenty-four thousand five hundred and seventy-six (24,576) shares you hold, MAAX Corporation will purchase them at a unit cost of sixteen dollars and fifty-six cents US ($16.56 US), as adopted by the Board of Directors on April 1, 2005 and in accordance with the terms and conditions of the shareholder agreement. The payment of this amount will be made before May 2, 2005. To this end, contact Mr. Denis Aubin.

PLACEMENT SERVICES

MAAX Corporation has taken measures to help you in your career transition. It has hired the placement services of KWA for the 12-month individual program. You can contact Ms. Anita Baroni at (514) 932-0159 ext. 3210 in order to obtain the details on the services offered to you.

DISCHARGE

MAAX Corporation hereby waives the right to, and dispenses and releases you from any legal actions, reasons for legal actions, complaints, commitments, contracts, claims or any other legal, conventional and statutory debts that it has, has had or could have as a result of your employment, with the exception of cases of fraud.

CONFIDENTIALITY

You agree to maintain the confidential nature of the modalities and conditions contained herein unless such disclosure is necessary for obtaining a legal or financial opinion on them or that the law requires it. You also agree not to disclose to anyone the confidential or privileged information you acquired during your employment with MAAX Corporation.


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For any information regarding this letter, please contact the undersigned at
(514) 844-4155 ext. 247.

We wish you the best of luck in your future endeavours.

Sincerely,

Sophie Fortin
Corporate Vice President
Human Resources and Public Relations

cc:   Andre Heroux, President and CEO
      Denis Aubin, Vice President of Finance and Head of Financial Services


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                            TRANSACTION AND DISCHARGE

In consideration for the payments and fringe benefits described above, you hereby agree to:

(a) Grant final and complete discharge in favour of MAAX Corporation, its subsidiary companies as well as its respective directors, managers and employees from any legal action, cause for action, lawsuit, debt, account balance, obligation, commitment, claim or request and any other right you might have held, still hold or might eventually hold regarding your employment or termination of employment with MAAX Corporation, including, but without reservation to what is stipulated above, any claim pertaining to your salary, your notification of employment termination, any expense incurred by you in executing your tasks on behalf of MAAX Corporation, your overtime, your paid vacation, your vacation compensation, your interest and other benefits, and most particularly, on all rights stemming from the provisions of a law pertaining to employment, including the Act Respecting Labour Standard and the Charter of Rights and Freedoms, but with the exception of the payment of all amounts you may be entitled to under the present agreement of the MAAX Corporation pension plan;

(b) Do not disclose to anyone any confidential information you might have regarding our commercial activities and keep confidential the modalities of the present agreement unless such disclosure is permitted by a provision contained herein;

The agreement stated above will bind the parties, their successors, inheritors and assignees.

To confirm your acceptance of the present offer, please sign a copy of the present letter as well as the transactions and discharge form and send it to Sophie Fortin no later than April 13, 2005.

Your employment termination compensation will be paid to you on or around April 20, 2005 if these documents are delivered to the undersigned duly signed by the date stipulated above.

I, the undersigned, recognize having read and understood this agreement and have been able to obtain an independent legal opinion. I accept the modalities and conditions of the present agreement and I agree to respect the obligations contained herein.

/S/ JEAN ROCHETTE                       DATE: April 13, 2005
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JEAN ROCHETTE

CC:   Andre Heroux, President and CEO
      Denis Aubin, Vice President of Finance and Head of Financial Services


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